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                                                                    Exhibit 4.13

                              UNIT INVESTMENT AGREEMENT


    THIS UNIT INVESTMENT AGREEMENT (the "Agreement") dated as of
_________________, 1996, is by and between Delphi Information Systems, Inc., a Delaware corporation (the "Company"), and
___________________________________________ (the "Investor"), a resident of the
State of ______________.

                                      RECITALS:

    (a)  Whereas, the Company needs financing for its operations; and

    (b) Whereas, the Investor desires to purchase the Company's common stock and warrants on the terms and conditions set forth in this Agreement; and

    (c) Whereas, other investors may purchase the Company's common stock and warrants from the Company on terms and conditions equivalent to those set forth in this Agreement ("Other Investors").

    Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. PURCHASE OF UNITS. The Investor agrees to purchase _________ Units (the "Units"), each Unit consisting of one share of the Company's common stock, $.10 par value (the "Common Stock") and a Warrant to purchase one share of Common Stock (the "Warrants"), for a purchase price of $1.00 per Unit and the Company agrees to issue a stock certificate and Warrant to Investor representing such shares of Common Stock and Warrants. The Warrant shall be exercisable to purchase Common Stock commencing upon its issuance and terminating three (3) years from the date of issuance. The shares of Common Stock issuable upon exercise of the Warrants are referred to hereinafter as the "Warrant Shares." The delivery of such certificate and Warrant shall be made concurrently with delivery of funds to the Company from escrow in the amount set forth above. Checks should be made payable to "Resource Trust Company -- Delphi Information Systems Impoundment Account" and should be sent along with a completed and executed copy of this Agreement to R. J. Steichen & Company.

    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that this Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding agreement on the part of the Company. All corporate action necessary for the authorization, issuance, and delivery of the Common Stock, the Warrant, and the Warrant Stock has been taken on or prior to the date hereof.

    3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. The Investor represents and warrants to the Company as follows:

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         (a)  The Investor has had the opportunity to ask questions of, and receive answers from the Company, or an agent of the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, and to obtain any additional information necessary to verify such information, as the Investor considers necessary or advisable in order to form a decision concerning an investment in the Company.

         (b) The Common Stock, the Warrant, and the Warrant Shares are being acquired for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that neither the Common Stock, nor the Warrant nor the Warrant Shares has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of the contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Common Stock, the Warrant, and the Warrant Shares may not be transferred or resold without registration under the Securities Act and any applicable state securities laws unless in the opinion of counsel to the Company such registration is not required.

         (c) The Investor's principal residence is as described on Page 1 hereof.

         (d) The Investor has carefully reviewed the Company's Confidential Private Placement Memorandum dated March 29, 1996 (the "Memorandum").

         (e) The Investor is able to bear the loss of the entire investment in the Common Stock, the Warrant, and the Warrant Shares without any material adverse effect on the Investor's financial position or prospects, and the Investor (either individually or together with his or purchaser representative) has such knowledge and experience of financial and business matters to be capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement. Without limiting the foregoing, the Investor understands that the securities offered hereby are highly speculative, involve a high degree of risk and immediate substantial dilution, and should be purchased only by persons who can afford the loss of their entire investment. The Investor has carefully considered the risks and speculative factors described under "Risk Factors" in the Memorandum.

         (f)  The Investor is (check all that apply):


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         -----     (i)  A natural person whose individual net worth (assets
                   less liabilities), or joint net worth with his or her spouse, exceeds $1,000,000.

         ----- (ii) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, in each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

         ----- (iii) A bank, insurance company, registered investment company, business development company, small business investment company, or employee benefit plan.

         ----- (iv) A savings and loan association, credit union, or similar financial institution, or a registered broker or dealer.

         -----     (v)  A private business development company.

         ----- (vi) An organization described in Section 501(c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

         ----- (vii) A corporation, Massachusetts or similar business trust, or partnership with assets in excess of $5,000,000.

         -----     (viii) A trust with assets in excess of $5,000,000.

         -----     (ix) A director or an executive officer of the Company.

         ----- (x) An entity in which all of the equity owners are accredited investors. (Not available for an Irrevocable Trust).

         ----- (xi) A self-directed IRA, Keogh, or similar plan of which the individual directing the investments qualifies as an "accredited investor" under one or more items (i) to (x), above. Also check the item(s) (i) to (x) which applies.

    (g) This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

    (h) If the Investor is an entity, the Investor was not organized for the specific purpose of acquiring the Common Stock, the Warrant, or the Warrant Shares.


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    (i)  Investor is NOT subject to backup withholding provisions of Section
         3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended. (Note: you are subject to backup withholding if (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies the Company that you furnished an incorrect Social Security number or taxpayer identification number; (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or fail to certify your Social Security number or taxpayer identification number).

    (j) RELATIONSHIP TO BROKERAGE FIRMS. (Please answer the following questions by checking the appropriate response:)

         (1) ____ YES ____ NO: Are you a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

         (2) ____ YES ____ NO: Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

         (3) ____ YES ____ NO: Do you own voting securities of any brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

         (4) ____ YES ____ NO: If the undersigned is an entity, is any director, officer, partner or five percent (5%) owner of the undersigned also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

    4. PROVISIONS FOR REGISTRATION. The holders of Common Stock and Warrant Shares shall have the following rights regarding registration of the Common Stock and Warrant Shares.

         (a) REQUIRED REGISTRATION. The Company shall prepare and file a registration statement under the Securities Act covering the Common Stock and Warrant Shares and shall use all reasonable efforts to cause such registration statement to become effective within 180 days after the first issuance of Units and remain effective until such time as the Company reasonably believes each holder of Common Stock and Warrant Shares may


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    sell such securities under Rule 144 of the Securities Act until such time as the Company reasonably believes each holder of Common Stock and Warrant Shares may sell such securities under Rule 144 of the Securities Act assuming no tolling of the holding period thereunder. The Company shall promptly give written notice to the Investor and the Other Investors that such registration is to be effected. The Company shall include in such registration statement such Common Stock and Warrant Shares for which it has received written requests to register within fifteen (15) days after the Company's written notice. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 4(a).

         (b) REGISTRATION PROCEDURES. When the Company effects the registration of any Common Stock and Warrant Shares under the Securities Act, the Company will:

              (i) prepare and file with the Commission a registration statement with respect to such Common Stock and Warrant Shares, and use all reasonable efforts to cause such registration statement to become effective within 180 days after the first issuance of Units and remain effective until such time the Company reasonably believes as each holder of Common Stock and Warrant Shares may sell such securities under Rule 144 of the Securities Act until such time as the Company reasonably believes each holder of Common Stock and Warrant Shares may sell such securities under Rule 144 of the Securities Act assuming no tolling of the holding period thereunder;

              (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until such time as the Company reasonably believes each holder of Common Stock and Warrant Shares may sell such securities under Rule 144 of the Securities Act until such time as the Company reasonably believes each holder of Common Stock and Warrant Shares may sell such securities under Rule 144 of the Securities Act assuming no tolling of the holding period thereunder;

              (iii) furnish to the security holders participating in such registration and to the underwriters of the Common Stock and Warrant Shares being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders and underwriters may reasonably request in order to facilitate the public offering of such Common Stock and Warrant Shares;

              (iv) use all reasonable efforts to register or qualify the Common Stock and Warrant Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within ten (10) days following the original filing of such registration statement, except that the Company shall not for any purpose be


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         required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

              (v) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

              (vi) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

              (vii) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Common Stock and Warrant Shares by such holder;

              (viii) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

              (ix) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

              (x) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably


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         necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

         (c) EXPENSES. With respect to any registration pursuant to Section 4(a), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes for selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

         (d) COPIES OF PROSPECTUS; AMENDMENTS OF PROSPECTUS. The Company will furnish the selling security holders with a reasonable number of copies of any prospectus or offering circular and one copy of the registration statement included in such filings and will amend or supplement the same as required during the period in which the Company is obligated to maintain the effectiveness of the registration statement.

         (e) CONDITIONS OF THE COMPANY'S OBLIGATIONS. It shall be a condition of the Company's obligation to register the Common Stock and Warrant Shares hereunder that the holder of Common Stock and Warrant Shares agrees to cooperate with the Company in the preparation and filing of any such registration statement, or in its efforts to establish that the proposed sale is exempt under the Securities Act, as to any proposed distribution. It shall also be a condition of the Company's obligations under this Agreement that, in the case of the filing of any registration statement, and to the extent permissible under the Securities Act, and controlling precedent thereunder, the Company and the holder of Common Stock and Warrant Shares provide cross-indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each.

    5.   OTHER.

         (a) Except for the obligations of the Company under Section 4 hereof, this Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by any party without the prior written consent of the other party.

         (b) This Agreement, including the appendices attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.


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

         (c) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

         (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date set forth above.

INVESTOR:                              DELPHI INFORMATION SYSTEMS, INC.


                                  By:
                                     -----------------------------------------
- ------------------------------
Signature                         Its:
                                         -------------------------------------

- ------------------------------
Print Name

- ------------------------------


- ------------------------------
Address


- ------------------------------
Telephone Number

- ------------------------------
Taxpayer ID Number

- ------------------------------
Social Security Number


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                               CERTIFICATE OF SIGNATORY

                      (To be completed if Investor is an entity)


    I, ______________________________, am the _________________ of
______________________________ (the "Entity").

    I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Unit Investment Agreement and to purchase and hold the Common Stock, and the Warrant and certify further that the Unit Investment Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

    IN WITNESS WHEREOF, I have set my hand this ____ day of _________________, 1996.


                                       ---------------------------------------
                                       Signature


                                       ---------------------------------------
                                       Print Name



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